UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

MEDOVEX CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

MEDOVEX CORP.
3060 Royal Blvd. South, Suite 150
Alpharetta, GA 30022
Telephone: (844) 633-6839

Dear Shareholder:

On behalf of the Board of Directors and management, I invite you to attend the Annual Meeting of Shareholders of MedoveX Corp. (the “Company” or “MedoveX”) to be held at the offices of Womble, Carlyle, Sandridge & Rice, LLP at 271 17th Street NW Suite 2400 Atlanta, GA 30363-1017 on October 18, 2017 at 11:00 a.m. local time.

The notice of Annual Meeting and proxy statement accompanying this letter describe the specific business to be acted upon at the meeting.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

Your vote is important. Whether or not you plan to attend the meeting in person, you are requested to complete, sign, date, and promptly return the enclosed proxy card in the envelope provided. Your proxy will be voted at the Special Meeting in accordance with your instructions. If you do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted as recommended by the Board of Directors. If you hold your shares through an account with a brokerage firm or other nominee or fiduciary such as a bank, please follow the instructions you receive from such brokerage firm or other nominee or fiduciary to vote your shares.

If you plan to attend the meeting in person, please respond affirmatively to the request for that information by marking the box on the proxy card. You will be asked to present valid picture identification. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Sincerely, /s/ Jarrett Gorlin Jarrett Gorlin Chief Executive Officer

MEDOVEX CORP.
3060 Royal Blvd. South, Suite 150
Alpharetta, GA 30022
Telephone: (844) 633-6839

September 11, 2017

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

On behalf of the Board of Directors and management, I invite you to attend the Annual Meeting of Shareholders of MedoveX Corp. (“MedoveX” or, the “Company”) to be held at the offices of Womble, Carlyle, Sandridge & Rice, LLP at 271 17th Street NW Suite 2400 Atlanta, GA 30363-1017 on October 18, 2017 at 11:00 a.m. local time.

At the annual meeting, we will ask you to:

1.	To elect as directors the nominees named in the proxy statement;

2.	To ratify the retention of Frazier & Deeter, LLC as the independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.
To approve an amendment to the Company’s 2013 Stock Incentive Plan to increase the authorized number of shares of common stock that may be issued under the Plan by 1,000,000 shares, as required by and in accordance with NASDAQ Marketplace Rule 5635(c);

4.
To approve the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 25% below the market price of our common stock, as required by and in accordance with NASDAQ Marketplace Rule 5635(d);

5.
To approve the issuance of securities in one or more non-public offerings to the Company’s officers and/or directors or their affiliates, where the maximum discount at which securities will be offered will be equivalent to a discount of up to 15% below the market price of our common stock, as required by and in accordance with NASDAQ Marketplace Rule 5635(c);

6.
To approve any change of control that would result from the potential issuance of securities in the non-public offerings following approval of Proposal 4 or Proposal 5, as required by and in accordance with NASDAQ Marketplace Rule 5635(b);

7.
To allow officers, directors and employees of the Company to participate in the below market offerings approved pursuant to Proposal 4, as required by and in accordance with NASDAQ Marketplace Rule 5635(c); and

8.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees for director named in the proxy statement; FOR the ratification of the retention of Frazier & Deeter LLC as the independent registered public accounting firm for the fiscal year ending December 31, 2017; FOR approval of an amendment to the Company’s 2013 Stock Incentive Plan to increase the number of shares of common stock that may be issued under the Plan by 1,000,000 shares; FOR approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 25% below the market price of our common stock; FOR approval of the issuance of securities in one or more non-public offerings to the Company’s officers and/or directors or their affiliates, where the maximum discount at which securities will be offered will be equivalent to a discount of up to 15% below the market price of our common stock; FOR any change of control that could result from the potential issuance of securities in the non-public offerings following approval of Proposal 4 or Proposal 5; and FOR allowing officers, directors and employees of the Company to participate in the below market offerings approved pursuant to Proposal 4.

Shareholders of record at the close of business on August 28, 2017, will be entitled to notice of and to vote at the 2017 Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors
Sincerely, /s/ Jarrett Gorlin Jarrett Gorlin Chief Executive Officer

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to attend the meeting.

For information on how to vote your shares, please see the instruction form from your broker or other fiduciary, as applicable, as well as “Information About the 2017 Annual Meeting and Voting” in the proxy statement accompanying this notice.

We encourage you to vote by completing, signing, and dating the proxy card, and returning it in the enclosed envelope.

If you have questions about voting your shares, please contact our Corporate Secretary at MedoveX Corp., at 1735 Buford Hwy Ste 215-113, Cumming GA 30041, telephone number (844) 633-6839.

If you decide to change your vote, you may revoke your proxy in the manner described in the attached proxy statement at any time before it is voted.

We urge you to review the accompanying materials carefully and to vote as promptly as possible. Note that we have enclosed with this notice (i) our Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, (ii) our quarterly report on Form 10-Q for the quarter ended June 30, 2017 (the “Quarterly Report”), and (iii) a Proxy Statement.

THE PROXY STATEMENT, ANNUAL REPORT TO SHAREHOLDERS AND QUARTERLY REPORT ARE AVAILABLE AT: http://www.hivedms.com/mdvx

By Order of the Board of Directors
Sincerely, /s/ Charles Farrahar Charles Farrahar Corporate Secretary

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 18, 2017 AT 11:00 A.M. LOCAL TIME.

The Notice of Annual Meeting of Shareholders, our Proxy Statement Annual Report to Shareholders for the fiscal year ended December 31, 2016, and our quarterly report on Form 10-Q for the quarter ended June 30, 2017 are available at: http:/www.hivedms.com/mdvx

-i-

MEDOVEX CORP.
3060 Royal Blvd. South, Suite 150
Alpharetta, GA 30022
Telephone: (844) 633-6839

PROXY STATEMENT

2017 ANNUAL MEETING OF SHAREHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 18, 2017:

THE PROXY STATEMENT, ANNUAL REPORT TO SHAREHOLDERS, AND QUARTERLY REPORT ARE AVAILABLE AT: http:/www.hivedms.com/mdvx

SHAREHOLDERS CAN REQUEST A COPY OF THE PROXY STATEMENT, ANNUAL REPORT, QUARTERLY REPORT, AND FORM OF PROXY FOR THIS MEETING AND FUTURE MEETINGS BY CALLING (844) 633-6839 OR SENDING AN EMAIL TO cfarrahar@medovex.com.

This proxy statement provides information that you should read before you vote on the proposals that will be presented to you at the 2017 Annual Meeting of Shareholders of MedoveX Corp.

The 2017 Annual Meeting will be held on October 18, 2017 at 11:00 a.m. local time, at the offices of Womble, Carlyle, Sandridge & Rice, LLP at 271 17th Street NW Suite 2400 Atlanta, GA 30363-1017.

On or about September 11, 2017, we mailed this proxy statement, our 2016 Annual Report and our Quarterly Report, in paper copy. For information on how to vote your shares of our common stock, see the instructions included on the proxy card, or the instruction form you receive from your broker or other fiduciary, as well as the information under “Information About the 2017 Annual Meeting and Voting” in this proxy statement. Shareholders who, according to our records, owned shares of the Company’s common stock at the close of business on August 28, 2017, will be entitled to vote at the 2017 Annual Meeting.

If you would like to attend the meeting and vote in person, please send an email to cfarrahar@medovex.com and directions will be provided to you.

INFORMATION ABOUT THE 2017 ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

The Board of Directors (“Board”) of MedoveX Corp. (the “Company”) is asking for your proxy for use at the 2017 Annual Meeting of Shareholders of the Company, to be held at the offices of Womble, Carlyle, Sandridge & Rice, LLP at 271 17th Street NW Suite 2400 Atlanta, GA 30363 on October 18, 2017, at 11:00 a.m. local time, and at any adjournment or postponement of the meeting. As a shareholder, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

This proxy statement is furnished to shareholders of MedoveX Corp., a Nevada corporation, in connection with the solicitation of proxies by the Board for use at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”).

Sharing the Same Last Name and Address

We are sending only one copy of our Annual Report to Shareholders, our quarterly report, and our proxy statement to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a householded mailing this year and you would like to have additional copies of our Annual Report to Shareholders, our quarterly report, and our proxy statement mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to Charles Farrahar, our Corporate Secretary at 1735 Buford Hwy Ste 215-113, Cumming GA 30041, or call us at (844) 633-6839. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

Who is soliciting my vote?

The Board is soliciting your vote.

When were the enclosed solicitation materials first given to shareholders?

We expect to mail to shareholders of the Company this proxy statement, a proxy card, our 2016 Annual Report, and our quarterly report on or about September 11, 2017.

What is the purpose of the meeting?

You will be voting on:

(1)	The election of the nominees named in the proxy statement as directors;
(2)	The ratification of the appointment of Frazier & Deeter, LLC as the independent certified public accountants of the Company for the fiscal year ending December 31, 2017;
(3)
The approval of an amendment to the Company’s 2013 Stock Incentive Plan to increase the authorized number of shares of common stock that may be issued under the Plan by 1,000,000 shares, as required by and in accordance with NASDAQ Marketplace Rule 5635(c);

(4)
The approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 25% below the market price of our common stock, as required by and in accordance with NASDAQ Marketplace Rule 5635(d);

(5)
The approval of the issuance of securities in one or more non-public offerings to the Company’s officers and/or directors or their affiliates, where the maximum discount at which securities will be offered will be equivalent to a discount of up to 15% below the market price of our common stock, as required by and in accordance with NASDAQ Marketplace Rule 5635(c);

(6)
The approval of any change of control that would result from the potential issuance of securities in the non-public offerings following approval of Proposal 4 or Proposal 5, as required by and in accordance with NASDAQ Marketplace Rule 5635(b);

(7)
Allow officers, directors and employees of the Company to participate in the below market offerings approved pursuant to Proposal 4, as required by and in accordance with NASDAQ Marketplace Rule 5635(c); and

(8)	Transacting any other such business as may properly come before the meeting or any adjournment or postponement thereof.

What are the Board’s recommendations?

The Board recommends a vote:

(1)	“FOR” election of the nominees named in the proxy statement as directors;
(2)	“FOR” ratification of the appointment of Frazier & Deeter, LLC as the independent certified public accountants of the Company for the fiscal year ending December 31, 2017;
(3)	“FOR” approval of an amendment to the Company’s 2013 Stock Incentive Plan to increase the authorized number of shares of common stock that may be issued under the Plan by 1,000,000 shares;
(4)
“FOR” approval of the issuance of securities in one or more non-public offerings of an amount of securities where the maximum discount at which securities will be offered will be equivalent to a discount of up to 25% below the market price of our common stock;

(5)
“FOR” approval of the issuance of securities in one or more non-public offerings to the Company’s officers and/or directors or their affiliates, where the maximum discount at which securities will be offered will be equivalent to a discount of up to 15% below the market price of our common stock;

(6)	“FOR” approval of any change of control that would result from the potential issuance of securities in the non-public offerings following approval of Proposal 4 or Proposal 5; and
(7)	“FOR” approval to allow officers, directors and employees of the Company to participate in the below market offerings approved pursuant to Proposal 4.

Who is entitled to vote at the meeting, what is the “record date”, and how many votes do they have?

Holders of record of our common stock at the close of business on August 28, 2017 (the “Record Date”) will be entitled to vote at the meeting. Each share of common stock has one vote. There were 20,922,634 shares of common stock outstanding on the Record Date.

What is a quorum of shareholders?

In order to carry on the business of the Special Meeting, a quorum must be present. If a majority of the shares outstanding and entitled to vote on the Record Date are present, either in person or by proxy, we will have a quorum at the meeting. Any shares represented by proxies that are marked for, against, withhold, or abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee, or other record holder of our common stock indicates on aproxy card that it does not have discretionary authority to vote certain shares on a particular matter, and if it has not received instructions from the beneficial owners of such shares as to how to vote on such matters, the shares held by that record holder will not be voted on such matter (referred to as “broker non-votes”) but will be counted as present for purposes of determining whether we have a quorum. Since there were 20,922,634 shares of common stock outstanding on August 28, 2017, the presence of holders of 10,461,317 shares will represent a quorum. We must have a quorum to conduct the meeting.

How many votes does it take to pass each matter?

Proposal 1: Election of Directors
The nominees for director who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratification of the Appointment of Frazier & Deeter, LLC as Our Independent Public Accountant for the Fiscal Year Ending December 31, 2017
The appointment of Frazier & Deeter, LLC as our independent public accountant for the fiscal year ending December 31, 2017 will be ratified if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Abstentions and broker non-votes will not be counted as votes cast either for or against any of the proposals being presented to shareholders and will have no impact on the result of the vote on these proposals. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name, as defined below, on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent accountant. However, if our stockholders do not ratify the appointment of Frazier & Deeter, LLC as our independent public accountant for the fiscal year ending December 31, 2017, the Audit Committee of the Board may reconsider its appointment.

Proposal 3: Approval of an Amendment to the Company’s 2013 Stock Incentive Plan to Increase the Number of Shares of Common Stock that May Be Issued Under the Plan by 1,000,000 Shares.
An amendment to the Company’s 2013 Stock Incentive Plan to increase the number of shares of common stock that may be issued under the Plan by 1,000,000 shares if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Abstentions and broker non-votes will not be counted as votes cast either for or against any of the proposals being presented to shareholders and will have no impact on the result of the vote on these proposals. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name, as defined below, on this proposal only if the brokerage firm has received voting instructions from their customers. Brokerage firms that have not received voting instructions from their clients may not vote on this proposal. Such broker non-votes will not be considered in determining the number of votes necessary for approval of this proposal and will have no effect on the outcome of this proposal.

Proposal 4: Approval of the Issuance of Securities in One or More Non-Public Offerings at a Maximum Discount Price Equivalent to up to 25% Below the Market Price of our Common Stock
The issuance of securities in one or more non-public offerings of an amount of securities, where the maximum discount at which such securities will be offered will be equivalent to a discount of up to 25% below the market price of our common stock will be approved if the votes cast in favor of the proposal exceeds the votes cast against the proposal.

Abstentions and broker non-votes will not be counted as votes cast either for or against any of the proposals being presented to shareholders and will have no impact on the result of the vote on these proposals.  Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name, as defined below, on this proposal only if the brokerage firm has received voting instructions from their customers.  Brokerage firms that have not received voting instructions from their clients may not vote on this.  Such broker non-votes will not be considered in determining the number of votes necessary for approval of this proposal and will have no effect on the outcome of this proposal.

Proposal 5: Approval of the Issuance of Securities in One or More Non-Public Offerings to the Company’s Officers and/or Directors or Their Affiliates at a Maximum Discount Price Equivalent to up to 15% Below the Market Price of our Common Stock

The issuance of securities in one or more non-public offerings to the Company’s officers and/or directors or their affiliates, where the maximum discount at which such securities will be offered will be equivalent to a discount of up to 15% below the market price of our common stock will be approved if the votes cast in favor of the proposal exceeds the votes cast against the proposal.

Abstentions and broker non-votes will not be counted as votes cast either for or against any of the proposals being presented to shareholders and will have no impact on the result of the vote on these proposals.  Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name, as defined below, on this proposal only if the brokerage firm has received voting instructions from their customers.  Brokerage firms that have not received voting instructions from their clients may not vote on this proposal.  Such broker non-votes will not be considered in determining the number of votes necessary for approval of this proposal and will have no effect on the outcome of this proposal.

Proposal 6: Approval of Any Change of Control that Could Result From the Potential Issuance of Securities in One or More Non-Public Offering as Authorized by the Stockholders in Proposal 5 or Proposal 6

Any change of control that would result from the potential issuance of securities in the non-public offerings following the approval of Proposal 4 or Proposal 5 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Abstentions and broker non-votes will not be counted as votes cast either for or against any of the proposals being presented to shareholders and will have no impact on the result of the vote on these proposals.  Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name, as defined below, on this proposal only if the brokerage firm has received voting instructions from their customers.  Brokerage firms that have not received voting instructions from their clients may not vote on this proposal.  Such broker non-votes will not be considered in determining the number of votes necessary for approval of this proposal and will have no effect on the outcome of this proposal.

Proposal 7: Approval to Allow Officers, Directors and Employees of the Company to Participate in the Below Market Offerings Approved Pursuant to Proposal 5
Officers, directors and employees of the Company will be allowed to participate in the below market offerings pursuant to Proposal 4 if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Abstentions and broker non-votes will not be counted as votes cast either for or against any of the proposals being presented to shareholders and will have no impact on the result of the vote on these proposals.  Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name, as defined below, on this proposal only if the brokerage firm has received voting instructions from their customers.  Brokerage firms that have not received voting instructions from their clients may not vote on this proposal.  Such broker non-votes will not be considered in determining the number of votes necessary for approval of this proposal and will have no effect on the outcome of this proposal.

Who can attend the meeting?

All shareholders as of August 28, 2017, the Record Date, or their duly appointed proxies, may attend the meeting.

What do I need to attend the meeting?

In order to be admitted to the meeting, a shareholder must present proof of ownership of common stock. If your shares are held in the name of a broker, bank, custodian, nominee, or other record holder (“street name”), you must obtain a proxy, executed in your favor, from the holder of record (that is, your broker, bank, custodian, or nominee) to be able to vote at the meeting. You will also be required to present a form of photo identification, such as a driver’s license.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. We ask shareholders to instruct the proxy how to vote so that all common shares may be voted at the meeting even if the holders do not attend the meeting.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted as votes cast either for or against any of the proposals being presented to shareholders and will have no impact on the result of the vote on these proposals.

How do I vote?

If you are a shareholder of record, you may vote by mailing a completed proxy card or in person at the Annual Meeting.

Shareholders of record voting by Proxy may use one of the following options:

●
Voting by Internet (go to https://www.proxyvote.com and follow the directions there)
●
Voting by toll-free telephone (1-800-690-6903 - instructions are on the Proxy Card or Voting Instruction Form)
●
Fill out the Proxy Card or Voting Instruction Form, sign it, and mail it

If you are a street name holder (meaning that your shares are held in a brokerage account by a bank, broker or other nominee), you may direct your broker or nominee how to vote your shares; however, you may not vote in person at the Annual Meeting unless you have obtained a signed proxy from the record holder giving you the right to vote your beneficially owned shares.

You must be present, or represented by proxy, at the meeting in order to vote your shares. You can submit your proxy by completing, signing, and dating your proxy card and mailing it in the accompanying pre-addressed envelope. YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE, AND RETURN IT BEFORE THE MEETING DATE.

We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold and conduct business at the Annual Meeting.

How will my proxy vote my shares?

If your proxy card is properly completed and received, and if it is not revoked, before the meeting, your shares will be voted at the meeting according to the instructions indicated on your proxy card. If you sign and return your proxy card, but do not give any voting instructions, your shares will be voted as follows:

1.
“FOR” election of the nominees named in the proxy statement as directors;
2.
“FOR” ratification of the appointment of Frazier & Deeter, LLC as the independent certified public accountants of the Company for the fiscal year ending December 31, 2017;
3.
“FOR” approval of an amendment to the Company’s 2013 Stock Incentive Plan to increase the authorized number of shares of common stock that may be issued under the Plan by 1,000,000 shares.
4.
“FOR” approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 25% below the market price of our common stock;
5.
“FOR” approval of the issuance of securities in one or more non-public offerings to the Company’s officers and/or directors or their affiliates, where the maximum discount at which securities will be offered will be equivalent to a discount of up to 15% below the market price of our common stock;
6.
“FOR” approval of any change of control that would result from the potential issuance of securities in the non-public offerings following approval of Proposal 4 or Proposal 5; and
7.
“FOR” approval to allow officers, directors and employees of the Company to participate in the below market offerings approved pursuant to Proposal 4.

To our knowledge, no other matters will be presented at the meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

The following matters are considered a routine matter under the rules of the NASDAQ. Therefore, if you do not vote on these proposals, your brokerage firm may choose to vote for you or leave your shares unvoted on this proposal:

●
Proposal 2: Ratification of the appointment of our independent registered public accounting firm.

NASDAQ rules, however, do not permit brokerage firms to vote their clients’ unvoted shares in:

●
Proposal 1: Election of directors;
●
Proposal 3: Approval of an amendment to the Company’s 2013 Stock Incentive Plan to increase the authorized number of shares of common stock that may be issued under the Plan by 1,000,000 shares;
●
Proposal 4: Approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 25% below the market price of our common stock;
●
Proposal 5: Approval of the issuance of securities in one or more non-public offerings to the Company’s officers and/or directors or their affiliates, where the maximum discount at which securities will be offered will be equivalent to a discount of up to 15% below the market price of our common stock;
●
Proposal 6: Approval of any change of control that would result from the potential issuance of securities in the non-public offerings following approval of Proposal 4 or Proposal 5; and
●
Proposal 7: Approval to allow officers, directors and employees of the Company to participate in the below market offerings approved pursuant to Proposal 4.

Therefore, if you do not vote on these proposals, your shares will remain unvoted on those proposals. We urge you to provide voting instructions to your brokerage firm so that your vote will be cast on those proposals. If your shares are held in a brokerage account, you will receive from your broker a full meeting package including a voting instruction form to vote your shares. Your brokerage firm may permit you to provide voting instructions by telephone or by the internet. Brokerage firms have the authority under NASDAQ rules to vote their clients’ unvoted shares on certain routine matters such as Proposal No. 2, but cannot vote on non-routine matters such as Proposal No. 1, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6, and Proposal No. 7. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

We strongly encourage you to provide voting instructions to brokers holding shares in order to ensure your shares will be voted at the Special Meeting in the manner you desire.

What does it mean if I receive more than one proxy card or instruction form?

If you receive more than one proxy card or instruction form, it means that you have multiple accounts with our transfer agent and/or a broker or other nominee or fiduciary or you may hold your shares in different ways or in multiple names (e.g., joint tenancy, trusts, and custodial accounts). Please vote all of your shares.

How do I revoke my proxy and change my vote prior to the meeting?

If you are a registered shareholder (meaning your shares are registered directly in your name with our transfer agent) you may change your vote at any time before voting takes place at the meeting. You may change your vote by:

1.
Delivering another proxy card or voter instruction form to MedoveX Corp., ATTN: Corporate Secretary, 1735 Buford Hwy Ste 215-113, Cumming GA 30041, with a notice dated later than the proxy you want to revoke stating that the proxy is revoked.
2.
You may complete and send in another proxy card or voting instruction form with a later date.
3.
You may attend the meeting and vote in person.

For shares you hold beneficially or in “street name,” you may change your vote by submitting new voting instructions to your bank, broker or other nominee or fiduciary in accordance with that entity’s procedures, or if you obtained a legal proxy form giving you the right to vote your shares, by attending the meeting and voting in person.

Who pays for the proxy solicitation and how will the Company solicit votes?

We will pay the costs of preparing, printing, and mailing the notice of Annual Meeting of Shareholders, this proxy statement, the enclosed proxy card, our 2016 Annual Report and our June 30, 2017 Quarterly Report. We will also reimburse brokerage firms and others for reasonable expenses incurred by them in connection with their forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may also include telephone, facsimile, or oral communications by directors, officers, or regular employees of the Company acting without special compensation.

We have retained Broadridge Financial Solutions, Inc. to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay total fees of approximately $7,500.

Proposals to be Presented at the Annual Meeting

We will present eight (8) proposals at the meeting. We have described in this proxy statement all of the proposals that we expect will be made at the meeting. If any other proposal is properly presented at the meeting, we will, to the extent permitted by applicable law, use your proxy to vote your shares of common stock on such proposal in our best judgment.

PROPOSALS OF SECURITY HOLDERS AT 2018 ANNUAL MEETING

Any shareholder wishing to present a proposal which is intended to be presented at the 2018 Annual Meeting of Shareholders should submit such proposal to the Company at its principal executive offices no later than  May 15, 2018. It is suggested that any proposals be sent by certified mail, return receipt requested. If we hold our 2018 Annual Meeting of Shareholders more than 30 days before or after October 18, 2018 (the one-year anniversary date of the 2017 Annual Meeting of Shareholders), we will disclose the new deadline by which shareholders proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonable determined to inform shareholders.

OTHER MATTERS

Should any other matter or business be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the proxy holder. The Company does not know of any such other matter or business.

INCORPORATION BY REFERERENCE

The Commission allows us to "incorporate by reference" into this proxy statement documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the Commission will update and supersede that information. This proxy statement incorporates by reference our (i) annual report on Form 10-K for the fiscal year ended December 31, 2016 and (ii) quarterly report on Form 10-Q for the quarter ended June 30, 2017 that we have previously filed with the Commission. The Form 10-K and Form 10-Q contain important information about us and our financial condition and a copy of each is being delivered with this proxy statement.

ADDITIONAL INFORMATION

Additional information about our Company is contained in our current and periodic reports filed with the Commission. These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Room maintained by the Commission at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at www.sec.gov. Copies of such materials can be obtained from the Public References of the Commission at prescribed parties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Proxy Statement, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Proxy Statement. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board currently consists of ten (10) members. The Nominating and Corporate Governance Committee and Board have unanimously approved the recommended slate of ten directors.

The following table shows the Company’s nominees for election to the Board. Each nominee, if elected, will serve until the next Annual Meeting of Shareholders and until a successor is named and qualified, or until his or her earlier resignation or removal. All nominees are members of the present Board of Directors.  We have no reason to believe that any of the nominees is unable or will decline to serve as a director if elected.  Unless otherwise indicated by the shareholder, the accompanying proxy will be voted for the election of the ten (10) persons named under the heading “Nominees for Directors.” Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.

NOMINEES FOR DIRECTOR

Name of Nominee	Age	Position(s)
Major General C.A “Lou” Hennies	78	Director
James R. Andrews, M.D.	74	Director
Scott M. W. Haufe, M.D.	50	Director
Ron Lawson	72	Director
Randal R. Betz, M.D.	64	Director
John C. Thomas, Jr.	62	Director
Jon Mogford, PH.D.	48	Director
Larry Papasan	75	Director, Co-Executive Chairman of the Board
Jarrett Gorlin	40	Chief Executive Officer and Director
Jesse Crowne	33	Director, Co- Executive Chairman of the Board

The Nominating and Corporate Governance Committee and the Board seek, and the Board is comprised of, individuals whose characteristics, skills, expertise, and experience complement those of other Board members. We have set out below biographical and professional information about each of the nominees, along with a brief discussion of the experience, qualifications, and skills that the Board considered important in concluding that the individual should serve as a current director and as a nominee for re-election as a member of our Board.

Nominee Biographies

Major General C.A. “Lou” Hennies.  Mr. Hennies became a director of the Company in September 2013.  Lou Hennies is a career soldier having served his country in uniform for 41 years where he rose through the ranks from enlisted status to that of a commissioned officer retiring in 2001 as a Major General.

He served a total of 37 months in combat in Republic of Vietnam as a Company/Troop commander of four units and as a battalion/squadron staff officer in the 4th Battalion, 23rd Infantry Regiment, 25th Infantry Division, Cu Chi, and the 7th Squadron, 17th Air Cavalry in II Corps. Stateside he commanded another Air Cavalry Troop followed by command of the 1st Squadron, 17th Air Cavalry in the 82nd Airborne Division.

Selected for Brigadier General in 1986, he subsequently served as the Army’s Deputy Chief of Public Affairs and Director of Army Safety and Commanding General of the U.S Army Safety Center. Initially retiring in 1991, he returned to service in 1995 as The Adjutant General (TAG) of the Alabama Army and Air National Guard and as a Cabinet Officer in the Administration of Governor Fob James Jr.

He is a graduate of the Army’s Command and General Staff College, The Army War College, and The Center for Creative Leadership. A graduate of the University of Nebraska-Omaha with a Bachelor Degree in Political Science, he also holds a Master of Arts Degree in Journalism from the University of Nebraska-Lincoln and a Master of Science in Public Administration from Shippensburg University, Pennsylvania.

His awards and decorations include the Army Distinguished Medal with Oak Leaf Cluster, the Silver Star, the Legion of Merit with Oak Leaf Cluster, the Distinguished Flying Cross, the Soldiers Medal, the Bronze Star with “V” device and 5 Oak Leaf Clusters, the Purple Heart, the Air Medal with “V” (2) and numeral 29, and the Alabama Distinguished Medal with Oak Leaf Cluster. He is also a recipient of numerous foreign decorations from the Republic of Vietnam and the Republic of Korea.

He has been awarded the Army Aviation Order of Saint Michael (Gold), the Infantry’s Order of Saint Maurice (Primercius) and the Army Aviation Hall of Fame Medallion and has been inducted into the Infantry Officer Candidate Hall of Fame, the Army Aviation Hall of Fame, and the Air Force Gathering of Eagles Class of 2000.

James R. Andrews, M.D.  James R. Andrews, M.D., has served as a Director of the Company since September 2013.  Dr. Andrews is recognized throughout the world for his scientific and clinical research contributions in knee, shoulder and elbow injuries, and his skill as an orthopedic surgeon. Dr. Andrews is a founder and current Medical Director for the American Sports Medicine Institute, a non-profit organization dedicated to the prevention, education and research in orthopaedic and sports medicine, as well as the Andrews Research and Education Institute.

He is Clinical Professor of Orthopaedic Surgery at the University of Alabama Birmingham Medical School, the University of Virginia School of Medicine and the University of South Carolina Medical School. He is Adjunct Professor in the Department of Orthopaedic Surgery at the University of South Alabama and Clinical Professor of Orthopaedics at Tulane University School of Medicine.

He serves as Medical Director for Auburn University Intercollegiate Athletics and Team Orthopaedic Surgeon; Senior Orthopaedic Consultant at the University of Alabama; Orthopaedic Consultant for the college athletic teams at Troy University, University of West Alabama, Tuskegee University and Samford University. He serves on the Tulane School of Medicine Board of Governors.

Dr. Andrews serves on the Medical and Safety Advisory Committee of USA Baseball and on the Board of Little League Baseball, Inc. He has been a member of the Sports Medicine Committee of the United States Olympic Committee and served on the NCAA Competitive Safeguards in Medical Aspects of Sports Committee.

In the professional sports arena, Dr. Andrews is Senior Consultant for the Washington Redskins Football team; Medical Director for the Tampa Bay Rays Baseball team and Medical Director of the Ladies Professional Golf Association.

Dr. Andrews serves as the National Medical Director for Physiotherapy Associates, a national outpatient rehabilitation provider.  He serves on the board of directors of Fast Health Corporation and Robins Morton Construction Company.  He has a Doctor of Laws Degree from Livingston University and Doctor of Science Degrees from Troy and Louisiana State Universities.  He has recently written a book, Any Given Monday, about sports injuries and how to prevent them for athletes, parents and coaches.

Scott M. W.  Haufe, M.D.  Scott M. W. Haufe, M.D., is a co-founder of Debride and has been a Director of the Company since September 2013.  Dr. Haufe is a board certified physician in the fields of Anesthesiology, Pain Medicine and Hospice /Palliative Medicine. He began his career in the field of Anesthesiology where he served as Chief of Anesthesiology and Pain Management with St. Lucie Anesthesia Associates until 1998 while continuing his passion for research. Beginning in 1993, Dr. Haufe was first published and has since authored numerous peer reviewed journal articles. Specifically, in 2005, he was recognized for his publication on the endoscopic treatment for sacroilitis. During 2006, he again authored the first paper on intradiscal stem cell therapy in an attempt to rejuvenate the human disc and in 2010 he developed a minimally invasive procedure for resolving spinal arthritis and subsequently published his findings in the Internal Journal of Med Sci. Additionally, he is named on multiple patents for treating pain related issues. Dr. Haufe earned his MD from the University of South Florida College of Medicine in 1992 with honors and completed his residency in Anesthesiology in 1996. He currently practices in Destin, FL with Anesthesia, Inc., and is affiliated with Sacred Heart Hospital, Destin Surgery Center, and Healthmark Medical Center. He is a member of the American Society of Anesthesiologists and the Florida Society of Anesthesiologists.

Larry Papasan.  Larry Papasan has served as Chairman of the board of directors of the Company since September 2013.  From July 1991 until his retirement in May 2002, Mr. Papasan served as President of Smith & Nephew Orthopedics. He has been a Director and Chairman of the board of directors of BioMimetic Therapeutics, Inc. [NasdaqGM:BMTI] since August 2005. BioMimetic Therapeutics is developing and commercializing bio-active recombinant protein-device combination products for the healing of musculoskeletal injuries and disease, including orthopedic, periodontal, spine and sports injury applications. Mr. Papasan has also served as a member of the board of directors of Reaves Utility Income Fund [NasdaqCM:UTG], a closed-end management investment company, since February 2003 and of Triumph Bancshares, Inc. (a bank holding company) since April 2005. Mr. Papasan also serves as a Director of SSR Engineering, Inc., AxioMed Spine Corporation, and MiMedx Group, Inc.

              John C. Thomas, Jr.  John Thomas has been a director of the Company since September 2013 and currently serves as a director and the CFO/corporate secretary for CorMatrix Cardiovascular, Inc., a privately held medical device company which he joined in 2001. Over the past 24 years, Mr. Thomas has served as the CFO of numerous startup companies and managed their financing activities from the initial financing up to their initial public offering. Some of these companies are still private and some have become public entities. The companies in the health care industry that have gone public while Mr. Thomas was the CFO include CytRx Corporation (1986 – 1990), CytRx Biopool (1988 – 1991), Medicis Pharmaceutical Corporation (1988 –1991), EntreMed, Inc. (1991 – 1997), DARA BioSciences, Inc. (1998 – 2009) and, MiMedx, Inc. (2006 – 2009). He has also been the CFO of Surgi-Vision, Inc., a private research company involved in MRI technology (1998 – 2010).  Mr. Thomas has also been the CFO of Motion Reality, Inc., a privately-held company with proprietary software that captures and analyzes motion data since 1991. Presently, he serves as a member of the board of directors of QLT, Inc., (QLT) a publicly traded medical company and Conkwest, Inc. a privately held company.  Mr. Thomas is a certified public accountant.

Ron Lawson.  Ron Lawson became a director of the Company in August 2016 following the voluntary resignation of Thomas Hills. Mr. Lawson has over 35 years of experience in the orthopedic industry.  In 1996, he served as the Senior Vice President of Worldwide Sales and Customer Service for Pfizer’s Orthopedic Division, Howmedica.  In 1998, upon Stryker Corporation’s acquisition of Howmedica, Mr. Lawson was appointed to serve as Senior Vice President of Sales, Marketing and Product Development.  In 2000, he was asked to lead the revitalization of Stryker’s European business as its President, EMEA and in 2001, was promoted to Group President, International.   From 2005 to 2007, Mr. Lawson served as Stryker’s Group President for International and Global Orthopedics where he was focused on strengthening the Stryker Orthopedic business worldwide.  Since 2009, Mr. Lawson has been a member of the Lawson Group where he provides strategic consulting services specializing in orthopedic medical technology.

Mr. Lawson previously served as Chairman of the Board of IMDS, Corporation and also served as a member of the Health Care Advisory Board of Arsenal Capital Partners. He presently serves as a Director of Plasmology 4, Corporation as well as a Director of DJO Global, a Blackstone company.

Randal R. Betz, M.D.  Dr. Randal Betz has been a director of the Company since September 2013. Dr. Betz is an orthopedic spine surgeon with a private practice in Princeton, New Jersey. Dr. Betz has held hospital positions as Chief of Staff at Shriners Hospitals for Children and Medical Director of Shriners’ Spinal Cord Injury Unit. Dr. Betz is also a Professor of Orthopedic Surgery at Temple University School of Medicine.

Dr. Betz earned a Medical Degree from Temple University School of Medicine and was awarded the Alpha Omega Alpha honor. His Internship in general surgery and Residency in Orthopedic Surgery were at Temple University Hospital. Dr. Betz’s Fellowship in Pediatric Orthopedics was at the Alfred I DuPont Institute. Since his graduate work, Dr. Betz has had postdoctoral fellowship experiences with ABC Traveling Fellowship, North American Traveling Fellowship, SRS Traveling fellowship and the Berg-Sloat Traveling Fellowship.  Many national and international professional societies count Dr. Betz as a member including: the Academic Orthopedic Society, American Academy for Cerebral Palsy and Developmental Medicine, American Academy of Orthopedic Surgeons, American Orthopedic Association, American Paraplegia Society, American Spinal Injury Association, British Scoliosis Society, International Functional Electrical Stimulation Society, North American Spine Society, Pediatric Orthopedic Society of North America, Scoliosis Research Society, and Spinal Deformity Education Group. For many of these organizations, Dr. Betz has fulfilled the roles of board of director member, committee member and President of the Scoliosis Research Society in 2005.

In addition to an active hospital practice in pediatric spinal surgery, research is an important area of Dr. Betz’s career. He is a recipient of many research grants and he has ten patents, including several involving research in spinal deformities: fusionless treatment of spinal deformities. Dr. Betz is author of several medical texts. He has contributed 45 chapters to medical books and written 280 peer-reviewed or invited articles. Worldwide, Dr. Betz has delivered hundreds of paper presentations and invited lectures. Dr. Betz is on the Editorial Board of the Journal of Pediatric Orthopedics and a Reviewer for the Journal of Bone and Joint Surgery, Journal of Pediatric Orthopedics, and Spine.

Jarrett Gorlin.  Jarrett Gorlin has served as the Chief Executive Officer, President, and a Director of the Company since November, 2013.  Prior to joining the Company, Mr. Gorlin served as the President of Judicial Correction Services, Inc. (“JCS”), the largest provider of private probation services in the country, which he co-founded in 2001.  In 2011, he successfully negotiated the sale of JCS to Correctional Healthcare Companies (“CHC”), after which he has continued to serve as the President of JCS. Under Mr. Gorlin’s leadership, JCS made INC. Magazine’s list of the Fastest Growing Companies in America in 2010, 2011, and 2012.  Mr. Gorlin began his career by becoming the youngest rated commercial helicopter pilot at the age of 16, and becoming the chief pilot for the Fulton County Sheriff’s Office in Atlanta, Georgia. Mr. Gorlin has served a Captain and Commander at the Fulton County Sheriff’s Office where he has worked from 1996 to present.  He continues to serve his community through law enforcement as the commander of a reserve unit overseeing 90 deputy sheriffs, who work in the courts, jail and warrant divisions. Mr. Gorlin also serves as a political advisor and consultant to many elected officials in the Atlanta area, including the current sitting Sheriff of Fulton and Clayton County, Georgia.  He has also served on the campaign finance committee for the former Governor of Georgia Roy Barnes.

Jon Mogford, PH.D. Dr. Mogford serves as the Vice Chancellor for Research for The Texas A&M University System and provides research and development leadership to the System’s eleven universities and seven state agencies encompassing 30,000 faculty and staff, >135,000 students, a budget of more than $4 billion and research expenditures of more than $945 million annually.   As the leader of the A&M System Office of Research, he develops strategic partnerships with external agencies, foundations, academic institutions, and commercial corporations to enhance the system’s mission of research, teaching, service, and economic development for the state of Texas.

Prior to joining the Texas A&M University System in 2011, Dr. Mogford served as a program manager and then Deputy Director of the Defense Sciences Office (DSO) of the Defense Advanced Research Projects Agency (DARPA) in the U.S. Department of Defense.  As DSO Deputy Director, he provided strategic planning and implementation of ≈$400M/year in R&D in the physical, biomedical and material sciences.  He provided leadership to 20 Program Managers in the development and management of office investments ranging from the fundamental sciences to commercial transition efforts for both defense and non-defense applications.  Dr. Mogford led expansion of formal working relationship between DARPA and the FDA to improve the ability of each organization to meet mission goals, which was highlighted as a DARPA-FDA-NIH partnership by the White House.  He is the recipient of the Secretary of Defense Medal for Outstanding Public Service.

His DARPA programs included scar-free regeneration of wounds, metabolic control strategies for survival of severe blood loss, biomarker-responsive biomaterials for drug delivery, stem cell-based bioreactor production of universal donor red blood cells, computational design of novel proteins, and active hemostatic biomaterials for treatment internal and external wounds. He has authored or co-authored 29 peer-reviewed publications.

Dr. Mogford obtained his bachelor’s degree in Zoology from Texas A&M University and doctorate in Medical Physiology from the Texas A&M University Health Science Center, College Station, Texas.  His research in vascular physiology continued at the University of Chicago as a Postdoctoral fellow from 1997-98.  Dr. Mogford transitioned his research focus to the field of wound healing at Northwestern University, both as a Research Associate and also as a Research Assistant Professor from 1998-2003.  He then served as a Life Sciences Consultant to DARPA on the Revolutionizing Prosthetics program from 2003-2005.

Jesse Crowne. Jesse Crowne has been acting as a Vice President of Business Development for the Company since January 2015. Mr. Crowne has been a Managing Partner at Gorlin Companies, a healthcare focused single family office specializing in founding and funding early ventures since July 2015. Between August 2015 and January 2017, Mr, Crowne has been the President of Vavotar Life Sciences, a private clinical stage biotechnology company developing antibody directed oncology products. Since 2016, Mr. Crowne has served as an Adjunct Professor at Westminster College teaching a course of financing new ventures to MBA students. From October 2013 to March 2014, he was the Co-Founder of Virtual Clinic Trials, LLC, a cloud based document management solution for clinical trials until it was sold to Global Deal Market in 2014. From 2010 to June 2014, he was an associate at White Pine Medical, a subsidiary of Essex Woodlands, which was a private equity investment fund seeking late-stage medical device opportunities.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR.

Information about the Board of Directors and Committees
Corporate Governance

Director Independence

The Company has determined that Major General C.A. “Lou” Hennies, Scott M. W. Haufe, M.D., Ron Lawson, Jon Mogford, John C. Thomas, Jr. and Larry Papasan are "independent" as defined by, and determined under, the applicable director independence standards of The NASDAQ Stock Market LLC.

Liability and  Indemnification of Directors and Officers

Our Articles of Incorporation provide that to the fullest extent permitted under Nevada law, our directors will not be personally liable to the Company or its stockholders for monetary damages for breach of the duty of care, breach of fiduciary duty or breach of any other duties as directors.  Our Articles of Incorporation also provide for indemnification of our directors and officers by the Company to the fullest extent permitted by law.

Role of Board  in Risk Oversight Process

Our board of directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating/corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

Board Committees and Independence

Our board of directors has established an audit committee, a nominating and corporate governance committee and a compensation committee, each of which operates under a charter that has been approved by our board.

Each of the Company's current independent directors, Major General C.A. "Lou" Hennies, Scott M. W. Haufe, M.D., Ron Lawson, Jon Mogford, John C. Thomas Jr., and Larry Papasan, are independent under the rules of the NASDAQ Capital Market. Accordingly, our board has determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of the NASDAQ Capital Market.

In addition, all members of the audit committee meet the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act.

Audit Committee

The members of our audit committee are John C. Thomas, Jr., Ron Lawson and Larry Papasan. Mr. Thomas chairs the audit committee. The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements.

This committee’s responsibilities include, among other things:

●
appointing, approving the compensation of and assessing the independence of our registered public accounting firm;

●
overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

●
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●
monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●
overseeing our internal audit function;

●
overseeing our risk assessment and risk management policies;

●
establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

●
meeting independently with our internal auditing staff, independent registered public accounting firm and management;

●
reviewing and approving or ratifying any related person transactions; and

●
preparing the audit committee report required by the Securities and Exchange Commission, or SEC, rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that John C. Thomas, Jr. is an “audit committee financial expert” as defined in applicable SEC rules.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Major General C.A. “Lou” Hennies, Ron Lawson and Larry Papasan. Mr. Hennies chairs the nominating and corporate governance committee. This committee’s responsibilities include, among other things:

●
identifying individuals qualified to become members of our board of directors;

●
recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

●
developing, recommending to the board, and assessing corporate governance principles, codes of conduct and compliance mechanisms; and

●
overseeing the evaluation of our board of directors.

Compensation Committee

The members of our compensation committee are Larry Papasan, Major General C.A. “Lou” Hennies and Scott M. W. Haufe, M.D. Mr. Papasan chairs the compensation committee. This committee’s responsibilities include, among other things:

●
reviewing and recommending corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers;

●
making recommendations to our board of directors with respect to, the compensation level of our executive officers;

●
reviewing and recommending to our board of directors employment agreements and significant arrangements or transactions with executive officers;

●
reviewing and recommending to our board of directors with respect to director compensation; and

●
overseeing and administering our equity-based incentive plans;

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. Mr. Gorlin, CEO and Director, will abstain on any board vote involving executive compensation by the board as a whole.

Board Diversity

Our nominating and corporate governance committee will be responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●
personal and professional integrity, ethics and values;

●
experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

●
development or commercialization experience in large medical products companies;

●
experience as a board member or executive officer of another publicly-held company;

●
strong finance experience;

●
diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●
diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience;

●
conflicts of interest; and

●
practical and mature business judgment.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Code of  Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code will be posted on the Corporate Governance section of our website,www.MedoveX.com.

In addition, we intend to post on our website all disclosures that are required by law or the listing standards of The NASDAQ Capital Market concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this Annual Report.

Procedures for Security Holders to Recommend Nominees for Election as Directors

There have been no material changes to the procedures by which security holders may recommend nominees to the board of directors since the Company last described such procedures or any material changes thereto.

Company Policy as to Director Attendance at Annual Meetings of Stockholders

The Company's policy encourages board members to attend annual meetings of stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each person who is a director or officer or beneficial owner of more than 10% of the common stock of the Company to file reports in connection with certain transactions. To the knowledge of the Company, based solely upon a review of forms or representations furnished to the Company during or with respect to the most recent completed fiscal year, there were a few isolated instances where the director purchased or received shares and was late filing under section 16(a). All of the required filings have now been made.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 25, 2016, the Company entered into a modification agreement (the “Modification Agreement”) between the Company and Steve Gorlin, a Director of the Company pursuant to which the Company and Mr. Gorlin agreed to immediately convert the promissory note into an aggregate of 571,429 shares of its Common Stock eliminating the Company’s $1,000,000 debt obligation to Mr. Gorlin. On February 16, 2016, the Company and Steve Gorlin entered into an amendment to the Modification Agreement in order to reduce the number of shares of Common Stock that Mr. Gorlin is to receive upon the conversion of the $1,000,000 promissory note from 571,429 shares to 552,041 shares. In consideration for reducing the amount of shares of Common Stock that he was to receive, the Company agreed to reduce the exercise price of Mr. Gorlin's 500,000 warrants (the "Warrants") from $2.00 per share to $1.825 per share. In addition, certain anti-dilution provisions in the Warrants that may have allowed for the issuance of additional warrants were eliminated and an absolute floor of $1.70 per share was added. The amendment to the Modification Agreement was made to address certain concerns of the NASDAQ Stock Market. 225,000 of Mr. Gorlin’s 500,000 warrants were subsequently assigned to two separate parties pursuant to a fourth modification agreement entered into on December 1, 2016. The fourth modification agreement assigned 45% of Mr. Gorlin’s obligation to purchase an additional 571,429 shares of the Company’s commons stock at $1.75 per share to different parties.

The Company pays TAG Aviation (“TAG”), a company owned by CEO Jarrett Gorlin, for executive office space in Atlanta Georgia at a rate of $2,147 per month plus related utilities.

The rental rate is 90% of the amount billed to TAG Aviation by the owner of the property. The Company has also chartered aircraft from TAG Aviation. The total amount spent for chartered service with TAG Aviation was approximately $26,000 in 2016 and 2015. The Company believes that such aircraft charter is on terms no less favorable then it would receive from a third party.

PROPOSAL 2 – RATIFY THE RETENTION OF FRAZIER & DEETER LLC
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

The Audit Committee has retained Frazier & Deeter LLC as the Company’s independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2017, and the audit of the Company’s internal control over financial reporting as of December 31, 2017.

Frazier & Deeter LLC has confirmed to the Audit Committee and the Company that it complies with all rules, standards, and policies of the Public Company Accounting Oversight Board (“PCAOB”), and the SEC rules governing auditor independence.

Representatives of Frazier & Deeter LLC will be present at the meeting and will have the opportunity to make a statement at the meeting if they wish to do so, and will respond to appropriate questions asked by shareholders.  See “Independent Registered Public Accounting Firm Fees and Services” below for a description of the fees paid to firms for the years ended December 31, 2016 and 2015, and other matters relating to the procurement of services.

We are seeking shareholder ratification of the retention of Frazier & Deeter LLC.  Although shareholder ratification of the retention of our independent registered public accounting firm is not required, we are submitting the selection of Frazier & Deeter LLC for ratification as a matter of good corporate governance.  Even if the selection is ratified, the Audit Committee in its discretion may appoint an alternative independent registered public accounting firm if it deems such action appropriate.  If the Audit Committee selection is not ratified, the Audit Committee will take that fact into consideration, together with such other factors as it deems relevant, in deeming its selection of an independent registered public accounting firm.

Marcum LLP (“Marcum”) served as our independent auditors for the fiscal year ended December 31, 2013. On January 27, 2015, we dismissed Marcum, and Frazier & Deeter, LLP became our independent auditor.  The decision to change accountants was recommended and approved by our Audit Committee following the Committee’s further process to determine our independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE “FOR” RATIFYING THE RETENTION OF FRAZIER & DEETER LLC AS INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017.

Independent Registered Public Accounting Firm Fees and Services

Item 14 of Part III of our Annual Report on Form 10-K, as filed (our “Annual Report”) is incorporated herein by reference.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for fiscal 2016 with Frazier & Deeter LLC, our independent auditors for fiscal 2016, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Board of Directors has discussed with Frazier & Deeter LLC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The Audit Committee has received the written disclosures and the letter from Frazier & Deeter LLC mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Board of Directors concerning independence and has discussed with Frazier & Deeter LLC its independence and has considered whether the provision of non-audit services provided by Frazier & Deeter LLC is compatible with maintaining Fraizer & Deeter LLC’s independence.

Based on the reviews and discussions referred to above, the Board of Directors recommended that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission. The Board of Directors has selected Frazier & Deeter LLC as our independent auditor for 2017.

Respectfully submitted by the Audit Committee,

John C. Thomas, Jr.
Thomas E. Hills
Larry Papasan

The foregoing Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2013 STOCK INCENTIVE PLAN TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN BY 1,000,000 SHARES OF COMMON STOCK IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(c)

Our common stock is currently listed on The NASDAQ Capital Market, and, as such, we are subject to the NASDAQ Marketplace Rules. NASDAQ Marketplace Rule 5635(c) (“Rule 5635(c)”) requires us to obtain stockholder approval prior to the issuance of securities when a stock option or purchase plan is to be stablished or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees or consultants. Rule 5635(c) provides that a material amendment would include, but not be limited to, any increase in the number of shares to be issued under the plan, other than to reflect a reorganization, stock split, merger, spinoff or similar transaction.

The Board of Directors approved the Company’s 2013 Stock Incentive Plan (the “2013 Plan”) in October 2013, whereby it authorized the Company to grant incentive stock options to employees and non-statutory stock options to employees, consultants and directors for up to 1,650,000 shares of common stock. To date, the Company has 335,941 shares remaining under the Plan.

The purpose of our Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success.

The Company is seeking stockholder approval of an amendment to the Company’s 2013 Stock Incentive Plan, in the form of Annex A hereto. No grants have been made to date under the 2013 Plan and the Company is seeking stockholder approval to amend the Plan to increase the authorized number of shares of common stock that may be issued under the Plan by 1,000,000 shares of common stock.  Following approval of this Proposal 3, the total number of shares of common stock or options available for issuance under the 2013 Plan shall be 1,335,941.

Vote Required for Approval

The affirmative vote of a majority of the votes cast for this proposal is required to approve an amendment to the Company’s 2013 Stock Incentive Plan to increase the authorized number of shares of common stock by 1,000,000 shares of common stock that may be issued under the Plan, as required by and in accordance with NASDAQ Marketplace Rule 5635(c).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVING AN AMENDMENT TO THE COMPANY’S 2013 STOCK INCENTIVE PLAN TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK BY 1,000,000 SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN.

PROPOSAL NO. 4
 APPROVAL OF ISSUANCE OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS WHERE
THE MAXIMUM DISCOUNT AT WHICH SECURITIES WILL BE OFFERED WILL BE EQUIVALENT
TO A DISCOUNT OF UP TO 25% BELOW THE MARKET PRICE OF OUR COMMON STOCK IN
ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(d)

Our common stock is currently listed on The NASDAQ Capital Market and, as such, we are subject to Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 5635(d) ("Rule 5635(d)") requires us to obtain stockholder approval prior to the issuance of our common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of common stock (and/or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance. Shares of our common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. We may effectuate the approved offerings or transactions in one or more transactions, subject to the limitations herein.

In August 2016, we received a notification from NASDAQ indicating that the Company was not in compliance with NASDAQ Listing Rule 5550(b), which requires a minimum of $2,500,000 stockholders’ equity for continued listing on NASDAQ. On July 14, 2017, we conducted a private placement offering of our securities with selected accredited investors for total net proceeds of $2,690,000 (the “Offering”). As a result of the Offering, we had a Stockholders’ equity of more than $2,500,000. While we may be in compliance with NASDAQ Listing Rule 5550(b) at the present time, there can be no assurance that we will continue to maintain such compliance, which may result in the delisting of our shares of common stock on NASDAQ.

We may seek to raise additional capital to implement our business strategy and enhance our overall capitalization as well as to meet our continuing shareholder's equity requirements pursuant to Nasdaq Marketplace Rules. We have not determined the particular terms for such prospective offerings and have no current plans to issue any additional shares. Because we may seek additional capital that triggers the requirements of Rule 5635(d), we are seeking stockholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop in the equity markets.

We hereby submit this Proposal No. 4 to our shareholders for their approval of the potential issuance of shares of our common stock, or securities convertible into our common stock, in one or more non-public capital-raising transactions, or offerings, subject to the following limitations:

●
The aggregate number of shares issued in the offerings will not exceed 12,000,000 shares of our common stock, subject to adjustment for any reverse stock split effected prior to the offerings (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock);

●
The total aggregate consideration will not exceed $10.5 million;

●
The maximum discount at which securities will be offered (which may consist of a share of common stock and a warrant for the issuance of up to an additional share of common stock) will be equivalent to a discount of up to 25% below the market price of our common stock at the time of issuance in recognition of the limited public float of our traded common stock and historical volatility making the pricing discount of our stock required by investors at any particular time difficult, at this time, to predict.

●
Such offerings will occur, if at all, on or before October 18, 2018; and

●
Such other terms as the Board of Directors shall deem to be in the best interests of the Company and its shareholders, not inconsistent with the foregoing.

              The issuance of shares of our common stock, or other securities convertible into shares of our common stock, in accordance with any offerings would dilute, and thereby reduce, each existing shareholder’s proportionate ownership in our common stock.  The shareholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the common stock.

The issuance of shares of common stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

The Board of Directors has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than 12,000,000 shares of common stock in the aggregate pursuant to the authority requested from shareholders under this proposal (subject to adjustment for any reverse stock split). It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our common stock. This would concentrate voting power in the hands of a few shareholders who could exercise greater influence on our operations or the outcome of matters put to a vote of shareholders in the future.

We cannot determine what the actual net proceeds of the offerings will be until they are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $10.5 million. If all or part of the offerings is completed, the net proceeds will be used for general corporate purposes. We currently have no arrangements or understandings regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to approve the issuance of securities in one or more non-public offerings, as required by and in accordance with NASDAQ Marketplace Rule 5635(d).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVING THE ISSUANCE OF
SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS WHERE THE MAXIMUM DISCOUNT
AT WHICH SECURITIES WILL BE OFFERED WILL BE EQUIVALENT TO A DISCOUNT OF UP TO 25% BELOW THE MARKET PRICE OF OUR COMMON STOCK.

PROPOSAL NO. 5

APPROVAL OF ISSUANCE OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS TO THE
COMPANY’S OFFICERS AND/OR DIRECTORS OR THEIR AFFILIATES WHERE THE MAXIMUM
DISCOUNT AT WHICH SECURITIES WILL BE OFFERED WILL BE EQUIVALENT TO A DISCOUNT
OF UP TO 15% BELOW THE MARKET PRICE OF OUR COMMON STOCK IN ACCORDANCE WITH
NASDAQ MARKETPLACE RULE 5635(c)

Our common stock is currently listed on The NASDAQ Capital Market and, as such, we are subject to Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 5635(c) ("Rule 5635(c)") requires us to obtain shareholder approval prior to the issuance of our common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of common stock (and/or securities convertible into or exercisable for common stock) to the Company’s officers, directors or their affiliates at any discount to the market price of our common stock.

In August 2016, we received a notification from NASDAQ indicating that the Company was not in compliance with NASDAQ Listing Rule 5550(b), which requires a minimum of $2,500,000 stockholders’ equity for continued listing on NASDAQ. On July 14, 2017, we conducted a private placement offering of our securities with selected accredited investors for total net proceeds of $2,690,000 (the “Offering”). As a result of the Offering, we had a Stockholders’ equity of more than $2,500,000. While we may be in compliance with NASDAQ Listing Rule 5550(b) at the present time, there can be no assurance that we will continue to maintain such compliance, which may result in the delisting of our shares of common stock on NASDAQ.

Because we may seek additional capital that triggers the requirements of Rule 5635(c) to ensure that we maintain compliance with NASDAQ Listing Rule 5550(b), we are seeking shareholder approval pursuant to Rule 5635(c) so that we will be able to move quickly and take full advantage of the opportunities that may develop in the equity markets. The Board of Directors desires to give the Company’s shareholders a meaningful opportunity to make an informed decision regarding the maximum discount below the market for our common stock to be authorized for issuance consistent with the principles adopted by NASDAQ.

The Board recommends the shareholders approve the issuance of securities in one or more non-public offerings to our officers and/or directors or their affiliates, where the maximum discount at which securities of the Company will be offered will be equivalent to a discount of up to 15% below the market price for our common stock at the time of issuance. We have not determined the particular terms for such prospective offerings and have no current plans to issue any additional shares.

The issuance of shares of our common stock, or other securities convertible into shares of our common stock, in accordance with any offerings would dilute, and thereby reduce, each existing shareholder’s proportionate ownership in our common stock.  The shareholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the common stock.

The issuance of shares of common stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

The Board of Directors has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than 12,000,000 shares of common stock in the aggregate pursuant to the authority requested from shareholders under this proposal (subject to adjustment for any reverse stock split). It is possible that if we conduct a non-public stock offering pursuant to this Proposal No. 6, some of the shares we sell could be purchased by one or more of our officers and/or directors or their affiliates who could acquire a large block of our common stock. This would concentrate voting power in the hands of a few shareholders who could exercise greater influence on our operations or the outcome of matters put to a vote of shareholders in the future.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to approve the issuance of securities in one or more non-public offerings, as required by and in accordance with NASDAQ Marketplace Rule 5635(d).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVING THE ISSUANCE OF
SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS TO THE COMPANY’S OFFICERS
AND/OR DIRECTORS OR THEIR AFFILIATES WHERE THE MAXIMUM DISCOUNT AT WHICH
SECURITIES WILL BE OFFERED WILL BE EQUIVALENT TO A DISCOUNT OF UP TO 15% BELOW
THE MARKET PRICE OF OUR COMMON STOCK.

PROPOSAL NO. 6

APPROVAL OF ANY CHANGE OF CONTROL THAT COULD RESULT FROM THE POTENTIAL
ISSUANCE OF SECURITIES IN THE NON-PUBLIC OFFERINGS FOLLOWING APPROVAL OF
PROPOSAL 5 OR PROPOSAL 6, AS REQUIRED BY AND IN ACCORDANCE WITH NASDAQ
MARKETPLACE RULE 5635(b)

NASDAQ Marketplace Rule 5635(b) (“Rule 5635(b)”) requires us to obtain stockholder approval prior to certain issuances with respect to common stock or securities convertible into common stock which will result in a change of control of the Company. This rule does not specifically define when a change in control of a Company may be deemed to occur. However, guidance suggests that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or an entity will hold 20% or more of the Company’s then outstanding capital stock. For the purpose of calculating the holdings of such person or entity, The NASDAQ Capital Market would take into account, in addition to the securities received by such person or entity in the transaction, all of the shares owned by such person or entity unrelated to the transaction and would assume the conversion of any convertible securities held by such person or entity. We do not anticipate that the issuance of securities pursuant to Proposal 4 or Proposal 5, as applicable, if authorized by the stockholders, will result in a change in control. We are seeking the stockholders’ approval on any change in control in accordance with Rule 5635(b) in the event that potentially issuance of securities in the offerings proposed in Proposal 4 or Proposal 5, as applicable, would result in a change in control.

Shareholders should note that a change of control as described under Rule 5635(b) applies with respect to the application of such NASDAQ Rule. Neither Nevada law nor our articles of incorporation or bylaws requires us to obtain stockholder approval of such change in control.

Vote Required for Approval

The affirmative vote of a majority of the votes cast for this proposal is required to approve any change of control that could result from the potential issuance of securities in the non-public offerings following approval of Proposal 4 or Proposal 5, as required by and in accordance with NASDAQ Marketplace Rule 5635(b).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVING ANY
CHANGE OF CONTROL THAT COULD RESULT FROM THE POTENTIAL ISSUANCE OF
SECURITIES IN THE NON-PUBLIC OFFERINGS FOLLOWING APPROVAL OF PROPOSAL 4 OR PROPOSAL 5.

PROPOSAL NO. 7

APPROVAL TO ALLOW OFFICERS, DIRECTORS AND EMPLOYEES OF THE COMPANY TO
PARTICIPATE IN THE BELOW MARKET OFFERINGS APPROVED PURSUANT TO PROPOSAL 5 IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(c)

Our common stock is currently listed on The NASDAQ Capital Market, and, as such, we are subject to the NASDAQ Marketplace Rules. NASDAQ Marketplace Rule 5635(c) (“Rule 5635(c)”) requires us to obtain shareholder approval to allow officers, directors and employees of the Company to participate in the below market offerings approved pursuant to Proposal 4.

As discussed in Proposal 4 and Proposal 5 above, we may seek to raise additional capital to implement our business strategy and enhance our overall capitalization through certain non-public offerings involving the sale, issuance or potential issuance of our common stock (and/or securities convertible into or exercisable for common stock). We have not determined the particular terms for such prospective offerings provided for by Proposal 5 above. Because we may seek additional capital that triggers the requirements of Rule 5635(c), we are seeking stockholder approval now, so that we will be able to move more quickly to take advantage of any opportunities that may develop in the equity markets.

We hereby submit this Proposal N7 to our stockholders for their approval to allow officers, directors and employees of the Company to participate in the below market offerings approved pursuant to Proposal 4.

The participation of our officers, directors and employees in the below market offerings approved pursuant to Proposal 4 above would dilute, and thereby reduce, each existing stockholder's proportionate ownership in our common stock. The stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the common stock.

The issuance of shares of common stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

The Board of Directors has not yet determined the terms and conditions of any of the proposed offerings provided for by Proposal 4. As a result, the level of potential dilution cannot be determined at this time. It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our common stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

We cannot determine what the actual net proceeds of the offerings will be until they are completed. If all or part of the offerings is completed, the net proceeds will be used for general corporate purposes. We currently have no arrangements or understandings regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings.

Vote Required for Approval

The affirmative vote of a majority of the votes cast for this proposal is required to allow officers, directors and employees of the Company to participate in the below market offerings approved pursuant to Proposal 4, as required by and in accordance with NASDAQ Marketplace Rule 5635(c).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVING OFFICERS,
DIRECTORS AND EMPLOYEES OF THE COMPANY TO PARTICIPATE IN THE BELOW MARKET
OFFERINGS APPROVED PURSUANT TO PROPOSAL 4.

EXECUTIVE COMPENSATION

Summary Compensation

The table below sets forth, for the last two fiscal years, the compensation earned by each person acting as our Chief Executive Officer, Chief Financial Officer and three most highly compensated executive officers whose total annual compensation exceeded $100,000 (together, the “Named Executive Officers”).

Name & Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Jarrett Gorlin, CEO	2015	272,000	-	-	-	272,000
	2016	272,000	-	-	-	272,000
Patrick Kullmann, COO	2015	231,000	-	-	-	231,000
	2016	231,000	-	-	-	231,000
Dennis Moon, EVP	2015	201,000	-	-	-	201,000
	2016	201,000	-	-	-	201,000
Jeffery Wright, CFO (1)	2015	130,000	-	-	-	130,000
	2016	130,000	-	-	-	130,000
Manfred Sablowski, SVP (2)	2015	150,000	-	-	-	150,000
	2016	150,000	-	-	-	150,000
(1)
On August 16, 2017, Jeffrey Wright resigned from his position as Chief Financial Officer. He will remain with the Company as Controller.
(2)
On August 16, 2017, it was determined that Mr. Sablowski’s position would no longer be deemed an “executive” position.

Employment Agreements

From their first date of employment, the Company entered into Employment and Confidential Information and Inventions Assignment (“Confidentiality”) Agreements with each of its four officers. These agreements are identical with the exception of the salary amount in the Employment Agreement.

The Confidentiality Agreement, among other things, obligates each officer not to disclose Confidential Information (as defined in the Agreement) for a period of 5 years after their last date of employment. It commits the employee to assign any work product developed at MedoveX to the Company and assist with obtaining patents for that work as necessary. It contains a provision prohibiting employees from soliciting clients or hiring Company personnel for a period of 2 years after their separation.

The Employment Agreements are for a term of three years and define the compensation and benefits each employee will receive when they start employment. They also define the circumstances for and the effect on compensation and benefits under the following scenarios:

a.	Termination without cause

b.	Termination upon death or disability

c.	Termination by the Company for cause

d.	Termination by the employee for good reason, including material diminishment of position, demands to move or change in control of the Company

e.	Termination by the Company without cause, upon disability or by employee with good reason

f.	Termination for other reasons

If the Company terminates without cause or the employee terminates with good reason, the employee continues to collect his salary and benefits for 6 months after termination. The Employment Agreement also contains a non-compete clause prohibiting the employee from competing with the Company for 1 year after their separation.

The current annualized salaries of our executive officers are as follows:

Name & Position	Annual Salary
Jarrett Gorlin, CEO	$272,000
Patrick Kullmann, President & COO	$231,000
Jeffery Wright, CFO	$130,000
Dennis Moon, EVP	$201,000

Director Compensation

The board established a policy of paying outside (non-employee) directors $5,000 per quarter for each full quarter of service.

In 2015, outside directors (totaling 8 persons) were paid $120,000 in director’s fees. On November 10th, 2016, the board voted that all non-employee members of the Board of Directors will receive 3rd and 4th quarter 2015 and fiscal year 2016 director’s fees as stock grants. We issued an aggregate of 173,911 stock grants at $1.38 per share in January 2017 as a result.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information is presented for each person we know to be a beneficial owner of 5% or more of our securities, each of our directors and executive officers, and our officers and directors as a group.

The percentage of common equity beneficially owned is based upon 20,922,634 shares of common stock issued and outstanding as of August 28, 2017, the Record Date.

The number of shares beneficially owned by each stockholder is determined under the rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to such securities.

Under these rules, beneficial ownership includes any shares as to which the individual or entity has sale or shared voting power or investment power. Unless otherwise indicated, the address of all listed stockholders is c/o MEDOVEX CORPORATION, 3060 Royal Blvd. South, Suite 150, Alpharetta, GA 30022. Unless otherwise indicated each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Beneficial Ownership (1)		Percentage (1)
Directors and Named Executive Officers:
Scott M.W. Haufe, M.D., Director	798,349	(2)(3)	3.7%
Jarrett Gorlin, Director and Officer	774,607	(6)(11)	3.6%
Larry W. Papasan, Co-chair of the Board of Directors	225,315	(3)	1.1%
John C. Thomas, Jr., Director	97,139		*%
Patrick Kullmann, Officer	262,622	(7)(8)	1.2%
Charles Farrahar, Chief Financial Officer	193,576		*%
Major General C.A. “Lou” Hennies, Director	128,527	(3)	*%
James R. Andrews, M.D., Director	128,527	(3)	*%
Ron Lawson, Director	155,435	(9)	*%
Jesse Crowne, Co-chair of the Board of Directors	316,001	(4)	1.5%
Randal R. Betz, M.D., Director	162,016	(10)	*%
Mogford Jon, Director	78,019	(12)	*%
Dennis Moon, Officer	228,795	(13)	1.1%
Officers and Directors as a Group (13 persons)	3,355,352		16.5%

5% Shareholders

Steve Gorlin	1,630,020	(5)

* Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares beneficially owned and options exercisable within 60 days. Beneficial ownership is based on information furnished by the individuals or entities.

(2)
Includes 532,335 shares held by Morgan Stanley Smith Barney custodian for Nicole Haufe Roth IRA, 25,000 shares held by Haufe Family Limited Partnership and 209,275 shares held by Nicole Haufe. Mr. Haufe disclaims beneficial ownership of the shares.

(3)	Includes 10,000 shares pursuant to options exercisable within 60 days.

(4)
Includes 75,000 shares pursuant to options exercisable within 60 days, warrants to purchase 50,000 shares at an exercise price of $1.88 per share exercisable within 60 days, and warrants to purchase 24,038 shares at an exercise price of $1.50 per share exercisable within 60 days.

(5)	Includes 125,000 shares held by Mr. Gorlin's spouse, Deborah Gorlin. Mr. Gorlin disclaims beneficial ownership of Deborah Gorlin’s shares.

(6)	Includes 32,435 shares pursuant to options exercisable within 60 days.

(7)	Includes 96,788 shares held by Pamela M.C. Kullmann. Mr. Kullmann disclaims beneficial ownership of Pamela M.C. Kullmann’s shares

(8)	Includes 53,796 shares pursuant to options exercisable within 60 days.

(9)	Includes 150,000 shares pursuant to options exercisable within 60 days.

(10)
Includes 10,000 shares pursuant to options exercisable within 60 days. Excludes warrants to purchase 5,495 shares of common stock at an exercise price of $1.15 per share for a period of three years not exercisable within 60 days.

(11)	Includes 506,837 shares held by The Jarrett S. & Rebecca L. Gorlin Family Limited Partnership. Mr. Gorlin disclaims beneficial ownership of the shares.

(12)	Includes 75,000 shares pursuant to options exercisable within 60 days.

(13)	Includes 35,219 shares pursuant to options exercisable within 60 days.

 SOLICITATION OF PROXIES

Cost and Method

We will pay all of the costs of soliciting these proxies. In addition to solicitation by mail, our employees, officers and directors may, without additional compensation, solicit proxies by mail, e-mail, facsimile, in person or by telephone or other forms of telecommunication. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Participants in the Proxy Solicitation

Under applicable regulations of the SEC, each of our directors may be deemed to be a participant in our solicitation of proxies in connection with the Annual Meeting. Please refer to the disclosure in this proxy statement for information about our directors who may be deemed participants in the solicitation. Except as described in this proxy statement, there are no agreements or understandings between us and any of our directors or executive officers relating to their employment with us or any future transactions.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, each as filed with the SEC (other than exhibits thereto), which provides additional information about the Company, is available to beneficial owners of our common stock without charge upon written request to: MedoveX Corp., ATTN: Corporate Secretary, 1735 Buford Hwy Ste 215-113 Cumming GA 30041.The information is also publicly available through the EDGAR system at www.sec.gov and is available on our website at www.MedoveX.com.